UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

OAK STREET HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A letter from the CEO of Oak Street Health, Inc. (“Oak Street Health”) to Oak Street Health’s employees, dated February 8, 2023:

Oakies,

We founded Oak Street Health more than a decade ago with a mission to Rebuild Healthcare as it Should Be. The status quo in health care, particularly for older adults across the country, was unacceptable – poor outcomes, uncoordinated care, bad patient experiences, and rising costs. We knew there was a significant opportunity to transform the way primary care was delivered, and we set out to do just that. We’ve developed and deployed an innovative care model that serves more than 210,000 older adults across 21 states, thanks to our team of 6,000+ Oakies. We have prevented hundreds of thousands of hospitalizations and saved tens of thousands of lives. We are making a meaningful difference in the lives of our patients and the communities we serve.

I am so proud of the work we’ve accomplished together and our impact to date, but I know we are in the early stages of what we can do to further advance our mission and the potential impact we can make as an organization. I also know that as we grow and invest in our organization, those investments drive improvements in the care we deliver and the experience of both our patients and our amazing team of Oakies.

Today marks the beginning of an exciting new chapter in Oak Street’s growth and our ability to make a difference in our patients’ lives. We have agreed to enter into a transaction in which Oak Street Health will become a part of CVS Health. What this means is that Oak Street is going to partner with CVS Health to be the foundation of their efforts to transform health care for more Americans.

We are confident that combining our expertise with CVS Health will accelerate our ability to deliver on our mission and continue improving health outcomes, lowering medical costs, and delivering a better patient experience. CVS Health chose to partner with Oak Street because of the strength of our team and the consistently outstanding health outcomes our care model creates for our patients. Said simply, Oak Street Health has achieved an unrivaled level of consistently strong results across the country, making it a perfect fit for CVS Health.

I, along with other senior leaders at Oak Street, have spent a great deal of time with the CVS Health team over the past few months. I can say with confidence that they share our passion for addressing poor health outcomes and rising costs. Additionally, CVS Health has an array of offerings across the healthcare spectrum, serving people across the country every day. By partnering with CVS Health, we create an outstanding opportunity to engage with current and future patients in a more meaningful way, expanding our patient reach and improving patient engagement, patient experience, and care quality. For example, CVS Health’s network of 9,000+ retail pharmacies gives us more ways to meet and connect with patients who deserve the type of care we provide. We can also partner closely with CVS Health’s pharmacists on medication adherence and disease management work while increasing collaboration with our patients’ pharmacists for our care teams. These exciting new opportunities will deliver better care for our patients.

So what does this mean for the day-to-day work of our team across Oak Street? In the short term, nothing is changing. We expect the transaction to close in 2023. Prior to closing, Oak Street and CVS Health will continue to operate as separate and independent companies. We will continue to take outstanding care of our patients; we will continue to be an innovator and leader in primary care; and we will continue to live our Oaky Values to advance our mission. Our objectives of providing the Best Care Anywhere, delivering an Unmatched Patient Experience, growing the number of patients we serve, and being the greatest place to work in health care remain unchanged.

In the medium- and longer-term, I expect our focus to remain the same: caring for older adults in Oak Street centers using our care model and approach as a part of CVS Health. I’m very excited to have access to the resources and capabilities that CVS Health brings. Working together will allow us to both increase and improve our patient engagement and experience, while expanding the investment we are able to make in our tools, technology and our team’s training and development. Importantly, CVS Health is acquiring Oak Street as a core pillar of their offering to patients – not to change our approach, but to accelerate our growth and expand our mission.

We will be holding optional all-Oaky town halls tomorrow at 11:15 AM CT, 12:15 PM CT, and 1:15 PM CT, to discuss this announcement in more detail (calendar invites to follow). In the meantime, I have attached an FAQ to help answer some of your immediate questions (equity FAQs can be accessed here). You can also submit any questions by emailing questions@oakstreethealth.com, and we will do our best to get you an answer.

I also want to note that today’s announcement will almost certainly generate increased interest in Oak Street from the media and others outside our organization. If you receive inquiries from the media, please immediately forward to Erica Frank, Vice President of Public Relations at erica.frank@oakstreethealth.com, as is standard with our Media Policy. Any inquiries received from investors or other third parties should be sent to Sarah Cluck, Head of Investor Relations at sarah.cluck@oakstreethealth.com.

The Oak Street Executive Committee and I are excited to continue to lead Oak Street Health in our next phase. To be explicit, I will continue to lead Oak Street, which will operate as a part of CVS Health. I’m confident that partnering with CVS Health will enable us to continue on our journey and increase our ability to truly transform care for older adults while getting to a scale where we significantly move the needle on health inequities, cost, and care quality across the country. The fact that we are able to take this step is a testament to the impact we are making across the communities we serve. Thank you, Oakies, for your focus, your dedication and your passion for helping our patients and communities.

Mike

FORWARD LOOKING STATEMENTS

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of Oak Street Health or CVS Health Corporation (“CVS Health”). This communication contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding Oak Street Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health by CVS Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of Oak Street Health or CVS Health, the expected management and governance of Oak Street Health following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the proposed acquisition (the “Merger Agreement”). By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Oak Street Health or CVS Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Oak Street Health and CVS Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Oak Street Health’s or CVS Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Oak Street Health’s or CVS Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Oak Street Health’s and/or CVS Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Oak Street Health and CVS Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Oak Street Health’s or CVS Health’s business, financial condition and results of operations, as well the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, Oak Street Health’s and CVS Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in Oak Street Health’s and CVS Health’s respective filings with the Securities and Exchange Commission (the “SEC”), including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in Oak Street Health’s or CVS Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Oak Street Health’s and CVS Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on Oak Street Health’s or CVS Health’s forward-looking statements. Oak Street Health’s and CVS Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither Oak Street Health nor CVS Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving Oak Street Health and CVS Health. A meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek Oak Street Health stockholder approval in connection with the proposed transaction. Oak Street Health and CVS Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. This communication is not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Oak Street Health, CVS Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022 as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.